EXHIBIT 10.11

PRIVATE PLACEMENT WARRANT AGREEMENT

THIS PRIVATE PLACEMENT WARRANT AGREEMENT (the “Agreement”) made as of this 15th day of February, 2008, between Delos Acquisition Corp., a Delaware corporation (the “Company”), and Delos Services, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 11,500,000 units (including 1,500,000 additional units subject to the underwriter’s over-allotment option), each unit consisting of (i) one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant, each warrant to purchase one share of Common Stock at an exercise price of $7.00 per share;

WHEREAS, the Company desires to sell to the Purchaser, in a private placement, 6,950,000 warrants (the “Warrants”) substantially identical to the warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Warrants (i) may be exercised on a cashless basis so long as they are held by the Purchaser, its members, members of its members’ immediate families or their controlled affiliates, and (ii) may not be sold or transferred, except in limited circumstances, until 90 days following the consummation of the Company’s Business Combination (as defined below); provided, that the Warrants may not be exercised prior to the exercise time of the warrants being sold publicly in the IPO;

WHEREAS, the Warrants shall be governed by the Warrant Agreement to be filed as an exhibit to the Registration Statement; and

WHEREAS, the Purchaser is entitled to registration rights with respect to the Warrants and the Common Stock underlying the Warrants on the terms set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Purchase of Warrants. The Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, the Warrants at a purchase price of $1.00 per Warrant (the “Purchase Price”). The Company and the Purchaser agree and acknowledge that the sale by the Company, and the purchase and receipt by the Purchaser, of the Warrants pursuant to this Agreement will equal (a) an aggregate issuance of 6,950,000 Warrants, and (b) an aggregate Purchase Price of $6,950,000.

2. Closing. The closing of the purchase and sale of the Warrants (the “Closing”) will take place at such time and place as the parties may agree, but in any event prior to the completion of the IPO (the “Closing Date”). At least 24 hours prior to the Closing Date, the undersigned shall deliver the Purchase Price to trustee to hold in an account until the Company consummates the IPO. Simultaneously with the consummation of the IPO, the trustee shall deposit the Purchase Price, without interest or deduction, into the trust fund established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement, pursuant to the terms of an Investment Management Trust Agreement (or similar agreement) to be entered into between the Company and the trustee. Simultaneously with the consummation of the IPO, the Company shall issue to the undersigned a warrant certificate or certificates (or, if not certificated, provide documentation reflecting the registration in the name of the undersigned on the warrant ledgers of the Company) representing such fully paid and

PRIVATE PLACEMENT WARRANT AGREEMENT

non-assessable Warrants. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the trustee, the trustee shall return the Purchase Price to the undersigned, without interest or deduction.

3. Lock-Up Agreement.

3.1 At or prior to the Closing, the Purchaser shall enter into a lock-up agreement with the representative of the underwriters of the Company’s IPO, Morgan Stanley & Co. Incorporated, pursuant to which the Purchaser shall agree to not to sell the Purchaser’s Warrants until after the consummation of the Company’s Business Combination (the “Lock-Up Period”). For purposes of this Agreement, “Business Combination” shall mean the Company’s initial acquisition of one or more businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination which will require that (i) a majority of the Company’s shares of common stock voted by the Company’s public stockholders (as described in the Registration Statement) are voted in favor of the acquisition, (ii) less than 30% of the Company’s public stockholders both vote against the proposed acquisition and exercise their conversion rights (as described in the Registration Statement), and (iii) a majority of the Company’s outstanding shares of Common Stock are voted in favor of an amendment to the Company’s Certificate of Incorporation, as the same may be amended from time to time, to provide for the Company’s perpetual existence.

3.2 Notwithstanding Section 3.1 above, during the Lock-Up Period, the Purchaser shall nevertheless have the right to transfer the Purchaser’s Warrants and the shares issuable upon the exercise of the Purchaser’s Warrants (a) to members or former members, members of their immediate families or their controlled affiliates (each, a “Permitted Transferee”), (b) to a trust, the beneficiary of which is a member of the immediate family of a Permitted Transferee, (c) by virtue of the laws of descent and distribution upon death of a Permitted Transferee, (d) to other officers and/or directors of the Company, (e) pursuant to a qualified domestic relations order, or (f) in the event of the Company’s dissolution prior to the Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company consummating a Business Combination.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

4.1 The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

4.2 The Purchaser represents and warrants that it has been advised that the Warrants (and the shares issuable upon exercise thereof) have not been registered under the Securities Act or the securities laws of any other jurisdiction; that it is acquiring the Warrants for its own account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Warrants in violation of the Securities Act or any other securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition, and affairs of the Company.

4.3 The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

PRIVATE PLACEMENT WARRANT AGREEMENT

4.4 The Purchaser acknowledges that the Warrants (and the shares issuable upon exercise thereof) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

“THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF             , 2008, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

4.5 The undersigned is familiar with the provisions of Rule 144 under the Act (as in effect from time to time, “Rule 144”), which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Warrants under the Act, the Warrants may be resold by the undersigned only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the undersigned has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold. The undersigned further understands that, at the time the undersigned wishes to sell the Warrants, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Warrants under Rule 144 even if the minimum holding period requirement had been satisfied. The undersigned understands that, under current interpretations, the undersigned may be considered a promoter of the Company and understands that it is the position of the SEC that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

4.6 The undersigned acknowledges that the Warrants shall expire without value in the event that the Company does not consummate a Business Combination within 24 months from the date of effectiveness of the Company’s Registration Statement.

5. Registration Rights Agreement. At or prior to the Closing, the Company and the Purchaser shall enter into a mutually satisfactory registration rights agreement having the terms described in the Registration Statement.

PRIVATE PLACEMENT WARRANT AGREEMENT

6. Waiver of Claims; Indemnification. The undersigned understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Warrants. In this regard, if the offering of the units in the Company’s IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the undersigned may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders, and the trust account from claims that may adversely affect the Company or the interests of its stockholders, the undersigned hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue, or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. The undersigned acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Warrants to the undersigned. The undersigned agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities, and damages, whether compensatory, consequential, or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing, or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

7. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, except with respect to conflicts of laws principles thereof. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided, however, that the Purchaser shall not have the right to assign any of its rights hereunder to purchase Warrants to any other person.

10. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Morgan Stanley & Co. Incorporated, on its own behalf, shall be a third party beneficiary of this Agreement.

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PRIVATE PLACEMENT WARRANT AGREEMENT

IN WITNESS WHEREOF, the Purchaser has executed this Private Placement Warrant Purchase Agreement as of the date first written above.

COMPANY:

DELOS ACQUISITION CORP., a Delaware Corporation

By:	/s/ Mel Bergstein
Name:	Mel Bergstein
Title:	Chief Executive Officer

PURCHASER:

DELOS SERVICES LLC a Delaware Limited Liability Company

By:	/s/ Michael Mikolajczyk
Name:	Michael Mikolajczyk
Title:	Authorized signatory

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PRIVATE PLACEMENT WARRANT AGREEMENT